EXHIBIT 99.1

TF Financial Corporation Reports Record 2013 Results and Increased Quarterly Dividend

NEWTOWN, Pa., Jan. 24, 2014 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $6,575,000 ($2.27 per diluted share) for 2013, a 22.1% increase over the $5,383,000 ($1.97 per diluted share) reported for 2012. Net income for the three-month period ended December 31, 2013 was $1,586,000 ($0.52 per diluted share) compared with $1,506,000 ($0.55 per diluted share) reported for the comparable period of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.12 per share, payable February 14, 2014 to shareholders of record on February 7, 2014.

"We are very pleased to report the highest year of net income since the Company was founded in 1921," said Kent C. Lufkin, President and Chief Executive Officer. "We see our 2013 outcome as clear evidence that we have successfully managed our way through the most challenging recession and banking environment in the history of this organization, and have restored our performance to be comparable to or better than pre-recession levels."

"While we closed the Roebling Financial Corp, Inc. ("Roebling") merger in early July, there was considerable further work to be done in order to complete the full systems conversion to enable the combined Company to operate on unified back and front office platforms. This complex process continued through to the end of 2013 and we are very encouraged by the quickly accretive impact of the Roebling transaction."

"Concurrently, we never diminished our intense focus throughout the year on improving asset quality. Total non-performing assets ("NPAs") at year end were 1.67% of total assets, down from 2.20% the prior year; foreclosed property was $5.6 million at year end 2013, down from $7.3 million the prior year. NPAs and troubled assets have reached a 5-year low. Also, as noted below, credit costs declined substantially, year-over-year, and loan loss coverage is solid."

"Having focused extensive resources and time assimilating Roebling during the fourth quarter, the Company recently kicked off aggressive, multi-faceted, franchise-wide loan promotions that should continue through 2014. We've strengthened our commercial lending, consumer banking, mortgage origination and marketing teams. Thus, we are making every effort to generate increasing, yet balanced loan growth in the coming year across our expanded footprint as a result of this strategy and ramp-up of high-quality talent," said Lufkin.

Highlights for 2013 included:

  On July 2, 2013 the Company completed the acquisition of Roebling and its wholly-owned subsidiary, Roebling Bank. The Company issued 306,873 shares of its common stock and paid $7.3 million in cash for Roebling, and acquired approximately $144.7 million in total assets, $102.0 million in loans receivable, and $127.8 million in total deposits contained in Roebling's five branches. The significant non-recurring impacts on the Company's 2013 operating results were a purchase accounting gain and merger-related costs, both before and after tax, of $1.1 million and $0.6 million, respectively, and conversion costs, before tax, of $1.4 million. Much of the remaining comparisons of operating results described below are driven by the inclusion of Roebling beginning on July 3, 2013.
  Net interest income was $25.4 million compared with $24.3 million during 2012. The Company's net interest margin was 3.59% compared with 3.90% during 2012.
  Asset quality showed improvement, with total non-performing assets at 1.67% of total assets at December 31, 2013, which is down from 2.20% at December 31, 2012. Foreclosed property was $5.6 million at December 31, 2013, down from $7.3 million at December 31, 2012.
  The loan loss provision was $0.8 million during 2013, compared with $2.4 million during 2012, and net charge-offs were $1.2 million during 2013 compared with $3.6 million during 2012. The Company's allowance for loan losses was $6.6 million or 78.9% of non-performing loans at year end 2013.
  Total loans were $621.1 million at December 31, 2013 compared with $534.3 million at year end 2012. Loan demand was good during 2013 and was aided by demand in the market area in which the former Roebling branches operated. Total portfolio loans originated were $97.2 million, and loans originated for sale were $31.7 million.
  Total deposits were $683.9 million, compared with $560.3 million at December 31, 2012. Checking, savings, and money market accounts totaled $493.4 million or 72.1% of total deposits at December 31, 2013, compared with $388.9 million or 69.4% of total deposits at year end 2012.
  Capital ratios were minimally impacted by the Roebling acquisition and continue to be strong. Book value per share and tangible book value per share were $29.71 and $28.18, respectively, at December 31, 2013, compared with $29.23 and $27.70, respectively, at December 31, 2012. Regulatory capital comprised Tier 1 Leverage and Total Risk-Based ratios of 10.36% and 17.56%, respectively, at December 31, 2013, compared with 10.45% and 17.89%, respectively, at December 31, 2012. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

About TF Financial Corporation

TF Financial Corporation is a bank holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey, and with the acquisition of Roebling Bank on July 2, 2013, also operates five additional full service branches in Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, 3rd Fed Bank's website can be found at www.3rdfedbank.com.

Forward Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the possibility that any remaining integration of Roebling's business and operations with those of 3rd Fed Bank may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the existing business of the Company, the challenges of integrating and retaining key employees, our ability to generate increasing, yet balanced, loan growth in 2014 or to reduce total nonperforming loans and real estate owned, as well as factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					TWELVE MONTHS ENDED
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

EARNINGS SUMMARY

Interest income	$ 7,809	$ 7,903	$ 6,744	$ 6,857	$ 7,234	$ 29,313	$ 29,220
Interest expense	988	1,018	938	979	1,048	3,923	4,937
Net interest income	6,821	6,885	5,806	5,878	6,186	25,390	24,283
Loan loss provision	--	--	400	439	650	839	2,400
Non-interest income	694	2,046	1,947	1,395	1,196	6,082	4,086
Non-interest expense	5,157	6,782	5,132	5,030	4,690	22,101	18,861
Income before taxes	2,358	2,149	2,221	1,804	2,042	8,532	7,108
Income taxes	772	183	421	581	536	1,957	1,725
Net income	$ 1,586	$ 1,966	$ 1,800	$ 1,223	$ 1,506	$ 6,575	$ 5,383

PER SHARE INFORMATION

Earnings per share, basic	$ 0.52	$ 0.64	$ 0.66	$ 0.45	$ 0.55	$ 2.27	$ 1.97
Earnings per share, diluted	$ 0.52	$ 0.64	$ 0.66	$ 0.45	$ 0.55	$ 2.27	$ 1.97

Weighted average basic shares (000's)	3,056	3,053	2,743	2,738	2,733	2,899	2,726
Weighted average diluted shares (000's)	3,068	3,053	2,743	2,742	2,734	2,903	2,730

Dividends paid	$ 0.10	$ 0.10	$ 0.05	$ 0.05	$ 0.05	$ 0.30	$ 0.20

FINANCIAL RATIOS

Annualized return on average assets	0.75%	0.92%	1.01%	0.70%	0.86%	0.85%	0.78%
Annualized return on average equity	6.71%	8.55%	8.55%	5.92%	7.21%	7.40%	6.68%
Efficiency ratio (1)	66.08%	67.42%	68.07%	64.56%	60.98%	66.53%	63.78%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.36%	10.21%	10.74%	10.50%	10.45%
Total risk-based capital ratio	17.56%	17.64%	18.77%	17.90%	17.89%
Tier 1 risk-based capital ratio	16.32%	16.39%	17.51%	16.65%	16.63%

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					TWELVE MONTHS ENDED
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
AVERAGE BALANCES

Loans	$ 619,498	$ 622,416	$ 524,728	$ 525,275	$ 530,026	$ 573,373	$ 513,178
Mortgage-backed securities	47,568	50,737	37,523	41,988	49,383	44,487	57,164
Investment securities	82,213	86,942	68,211	65,131	63,773	75,702	65,813
Other interest-earning assets	36,694	35,294	39,111	28,877	6,482	35,016	6,155
Total earning assets	785,973	795,389	669,573	661,271	649,664	728,578	642,310
Non-earning assets	49,164	48,404	45,938	46,572	46,985	47,531	47,726
Total assets	835,137	843,793	715,511	707,843	696,649	776,109	690,036

Deposits	684,085	691,646	570,271	560,750	539,653	626,716	545,677
FHLB advances and other borrowed money	50,259	55,358	53,303	56,114	66,223	53,747	56,837
Total interest bearing liabilities	734,344	747,004	623,574	616,864	605,876	680,463	602,514
Non-interest bearing liabilities	6,951	5,528	7,508	7,216	7,629	6,788	6,957
Stockholders' equity	93,842	91,261	84,429	83,763	83,144	88,858	80,565
Total liabilities & stockholders' equity	$ 835,137	$ 843,793	$ 715,511	$ 707,843	$ 696,649	$ 776,109	$ 690,036

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.41%	4.43%	4.56%	4.68%	4.76%	4.51%	4.91%
Mortgage-backed securities	2.38%	2.52%	2.63%	2.64%	3.04%	2.53%	3.38%
Investment securities	4.04%	3.71%	4.19%	4.43%	4.37%	4.06%	4.33%
Other interest-earning assets	0.04%	0.06%	0.14%	0.06%	0.37%	0.08%	0.13%
Total interest-earning assets	4.04%	4.03%	4.15%	4.33%	4.55%	4.13%	4.67%

Average cost of:
Deposits	0.45%	0.46%	0.50%	0.53%	0.54%	0.48%	0.65%
FHLB advances and other borrowed money	1.62%	1.57%	1.70%	1.79%	1.87%	1.67%	2.47%
Total interest-bearing liabilities	0.53%	0.54%	0.60%	0.64%	0.69%	0.58%	0.82%

Interest rate spread	3.51%	3.49%	3.55%	3.68%	3.86%	3.55%	3.85%
Net interest margin	3.54%	3.53%	3.59%	3.73%	3.90%	3.59%	3.90%

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					TWELVE MONTHS ENDED
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,882	$ 6,947	$ 5,963	$ 6,066	$ 6,341	$ 25,858	$ 25,205
Mortgage-backed securities	285	322	246	273	377	1,126	1,933
Investment securities	837	814	713	711	701	3,075	2,849
Other interest-earning assets	4	5	14	4	6	27	8
Total interest-earning assets	$ 8,008	$ 8,088	$ 6,936	$ 7,054	$ 7,425	$ 30,086	$ 29,995

Interest expense on:
Deposits	$ 783	$ 799	$ 712	$ 731	$ 737	$ 3,025	$ 3,532
FHLB advances and other borrowed money	205	219	226	248	311	898	1,405
Total interest-bearing liabilities	$ 988	$ 1,018	$ 938	$ 979	$ 1,048	$ 3,923	$ 4,937

Net interest income: tax equivalent basis	$ 7,020	$ 7,070	$ 5,998	$ 6,075	$ 6,377	$ 26,163	$ 25,058
Tax equivalent adjustment on investment securities	199	185	192	197	191	773	775
Net interest income	$ 6,821	$ 6,885	$ 5,806	$ 5,878	$ 6,186	$ 25,390	$ 24,283

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 560	$ 560	$ 454	$ 497	$ 484	$ 2,071	$ 1,823
Impairment adjustment to mortgage servicing rights	19	32	196	33	50	280	(39)
Bank-owned life insurance	135	136	137	143	147	551	603
Proceeds from bank-owned life insurance	--	--	934	--	--	934	--
Gain on sale of investment securities	4	--	--	--	85	4	85
Gain on sale of loans	70	104	226	305	430	705	1,350
Gain on disposition of real estate	--	--	--	417	--	417	264
Purchase gain associated with Roebling acquisition	(94)	1,214	--	--	--	1,120	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 3,269	$ 3,125	$ 2,842	$ 2,817	$ 2,760	$ 12,053	$ 10,982
Occupancy and equipment	833	867	709	697	727	3,106	2,795
Professional fees	195	311	230	288	302	1,024	1,284
Merger-related costs	--	2	295	320	108	617	--
Marketing and advertising	53	132	132	39	79	356	346
FDIC insurance premiums	91	188	132	110	149	521	596
Loss (gain) on REO, net (2)	(1)	71	198	178	46	446	471
Operating expenses of REO (2)	37	43	37	46	60	163	340
Other operating	666	640	557	535	459	2,398	2,047
Conversion costs (3)	14	1,403	--	--	--	1,417	--

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
DEPOSIT INFORMATION

Non-interest checking	$ 68,133	$ 69,157	$ 58,697	$ 57,422	$ 52,433
Interest checking	114,184	108,341	78,923	78,263	76,370
Money market	180,215	179,612	159,015	156,736	153,827
Savings	130,878	131,432	109,446	108,554	106,268
CD's	190,492	193,283	165,331	170,355	171,417

OTHER INFORMATION

Per Share

Book value	$ 29.71	$ 29.48	$ 29.36	$ 29.37	$ 29.23
Tangible book value	$ 28.18	$ 27.94	$ 27.84	$ 27.85	$ 27.70
Closing market price	$ 28.16	$ 27.88	$ 25.40	$ 25.15	$ 23.83

Balance Sheet

Loans, net of acquired loans	$ 527,207	$ 525,354	$ 531,464	$ 528,229	$ 534,348
Acquired loans	93,885	97,667	--	--	--
Cash and cash equivalents	45,310	31,004	44,958	48,690	31,137
Mortgage-backed securities	46,769	48,709	34,206	38,320	44,639
Investment securities	82,103	85,330	68,459	63,987	65,041
Total assets	833,707	833,334	714,781	716,002	711,836
Total deposits	683,902	681,825	571,412	571,330	560,315
FHLB advances and other borrowed money	49,605	50,990	52,534	54,151	60,656
Stockholders' equity	93,567	92,811	83,453	83,408	82,945

Asset Quality

Non-performing loans	$ 8,332	$ 6,881	$ 5,973	$ 7,647	$ 8,359
Allowance for loan losses	$ 6,575	$ 6,691	$ 6,916	$ 6,662	$ 6,922
Net charge-offs	$ 116	$ 225	$ 146	$ 699	$ 500
Allowance for loan losses to non-performing loans	78.91%	97.24%	115.79%	87.12%	82.81%
Allowance for loan losses to gross loans excluding acquired loans	1.25%	1.27%	1.30%	1.26%	1.30%
Non-performing loans to gross loans	1.34%	1.10%	1.12%	1.45%	1.56%
Non-performing loans to total assets	1.00%	0.83%	0.84%	1.07%	1.17%
REO (2)	$ 5,601	$ 5,786	$ 6,177	$ 7,170	$ 7,282
REO to total assets (2)	0.67%	0.69%	0.86%	1.00%	1.02%
Non-performing assets to total assets	1.67%	1.52%	1.70%	2.07%	2.20%

Statistical

Shares outstanding (000's)	3,149	3,148	2,842	2,840	2,838
Number of branch offices	18	18	13	13	13
Full time equivalent employees	203	206	166	165	167

(1) The efficiency ratio is non-interest expense excluding merger-related and conversion costs and loss on REO divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, proceeds from bank owned life insurance and gain on disposition of real estate and purchase gain associated with Roebling Bank acquisition.
(2) REO is real estate acquired through foreclosure.
(3) Conversion costs are mainly retention and severance payments paid to transition employees, and amounts paid to terminate various data processing contracts.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000